Securities and Exchange Commission
Washington, D.C.

Form 8-A/A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Canary Staked TRX ETF
(Exact name of registrant as specified in its charter)

Delaware	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8 Cadillac Drive Suite 300 Brentwood, TN	37027
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Shares of Beneficial Interest of Canary Staked TRX ETF	Cboe BXZ Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.-- ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.-- ☐

Securities Act registration statement file number to which this form relates: 333-286628

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are shares of beneficial interest (the “Shares”), of the Canary Staked TRX ETF (the “Trust”). An application for listing of the Shares of the Trust has been filed with and approved by the Cboe BXZ Exchange, Inc.. A description of the Shares is contained in the Trust’s preliminary prospectus, which is a part of the Registration Statement on Form S-1 (Registration No. 333-286628), filed with the Securities and Exchange Commission on or about August 19, 2026. Such description is incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Canary Staked TRX ETF
Canary Capital Group LLC, as Sponsor of the Trust

By:	/s/ Steven McClurg
Steven McClurg
Chief Executive Officer

September 8, 2026

Exhibit 1

Trust	I.R.S. Employer Identification No.
Canary Staked TRX ETF	39-6956746